UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 30, 2020

(Date of earliest event reported)

A. M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220
Oak Brook, IL 60523
(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Upon the recommendation of a special committee (the “Special Committee”) of the Board of Directors, the Board of Directors of A. M. Castle & Co., a Maryland corporation (the “Company”), has determined to effect a reverse split of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 2-309(e) of the Maryland General Corporation Law (the “MGCL”), whereby each 10 shares of Common Stock issued and outstanding as of the effective date of the reverse stock split will be combined into one whole share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. In lieu of issuing any fractional shares to any stockholder as a result of the Reverse Stock Split, the Company will make, to any stockholder that would otherwise hold a fractional share after giving effect to the Reverse Stock Split, a cash payment in an amount equal to $0.70 multiplied by the number of pre-split shares held by such stockholder with respect to which a fractional share would be issued, which represents a premium of approximately 70% over the 20-day VWAP (volume weighted average price) of the Common Stock on the Best Market tier of the OTC Markets Group, Inc. beginning on October 9, 2020 and ending on October 28, 2020 (the “Cash Payment”).

The primary purpose of the Reverse Stock Split is to reduce the number of record holders of the Common Stock to fewer than 300, thereby allowing the Company to terminate the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act.

Under MGCL Section 2-309(e), the Reverse Stock Split will be effectuated by filing an amendment to the charter of the Company (the “Charter”) with the State Department of Assessments and Taxation of Maryland, which the Company expects to file no earlier than the twentieth day following the mailing of a disclosure statement to stockholders in accordance with Rule 13e-3 of the Exchange Act. Maryland law does not require the Company to obtain any vote or consent of our stockholders to consummate the Reverse Stock Split. Accordingly, the Company is not seeking stockholder approval for the Reverse Stock Split, or the subsequent deregistration of its Common Stock or the suspension of the Company’s duty to file periodic reports and other information with the Securities and Exchange Commission (“SEC”). Under Maryland law and the Charter, stockholders are not entitled to dissenter’s rights or any right of appraisal in connection with the Reverse Stock Split.

Although the Board of Directors has authorized and approved the Reverse Stock Split and subsequent termination of registration of the Common Stock and suspension of the Company’s duty to file periodic reports and other information with the SEC under the Exchange Act, the Board of Directors reserves the right to abandon, postpone or modify the foregoing for any reason, at any time before they are consummated.

The transaction is a “going private” transaction under Section 13(e) of the Exchange Act and the Company will file a Schedule 13E-3 with the SEC that contains additional information about the transaction, which stockholders are urged to read carefully and in its entirety. The Schedule 13E-3 will be available at www.sec.gov.

Cautionary Note Regarding Forward Looking Statements

The information contained in the press release attached to this Form 8-K and the contents of this Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission. This Form 8-K contains “forward-looking statements”. Forward-looking statements are those that do not relate solely to historical fact. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this report. Such forward-looking statements reflect our expectations, estimates or projections concerning our possible or assumed future results of operations, including, but not limited to, descriptions of our business strategy, and the benefits we expect to achieve from going private. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve the expected cost savings and other benefits from the Reverse Stock Split, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, the impact of our substantial level of indebtedness, the impact of the novel Coronavirus (COVID-19) pandemic on our financial results and business, as well as those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and Part II Item 1A of quarterly report on Form 10-Q for the quarter ended June 30, 2020. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

	By:	/s/ Jeremy T. Steele
October 30, 2020		Jeremy T. Steele
Senior Vice President, General Counsel & Secretary

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